                                                                    EXHIBIT 99.3

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. -- Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table will help determine the number to give the payer.

                                                                                            GIVE THE EMPLOYER
     FOR THIS TYPE OF               GIVE THE SOCIAL               FOR THIS TYPE OF           IDENTIFICATION
         ACCOUNT:                SECURITY NUMBER OF --                ACCOUNT:                NUMBER OF --
-----------------------------   -----------------------      --------------------------   ---------------------
1.   Individual                 The individual               6.   Sole proprietorship     The owner (3)
                                                                  or single-owner LLC

2.   Two or more individuals    The actual owner of the      7.   A valid trust,          Legal entity (4)
     (joint account)            account or, if combined           estate, or pension
                                funds, any one of the             trust
                                individuals (1)

3.   Custodian account of a     The minor (2)                8.   Corporate or LLC        The corporation
     minor (Uniform Gift to                                       electing corporate
     Minors Act)                                                  status on Form 8832

4.   a. The usual revocable     The grantor-trustee (1)      9.   Association, club,      The organization
        savings trust account                                     religious,
        (grantor is also                                          charitable,
        trustee)                                                  educational, or other
                                                                  tax-exempt
                                                                  organization

     b. So-called trust         The actual owner (1)         10.  Partnership account     The partnership
        account that is not a
        legal or valid trust
        under State law

5.   Sole proprietorship or     The owner (3)                11.  A broker or             The broker or nominee
     single-owner LLC                                             registered nominee

                                                             12.  Account with the        The public entity
                                                                  Department of
                                                                  Agriculture in the
                                                                  name of a public
                                                                  entity (such as a
                                                                  state or local
                                                                  government, school
                                                                  district, or prison)
                                                                  that receives
                                                                  agricultural program
                                                                  payments

----------------

(1)      List first and circle the name of the person whose number you furnish.

(2)      Circle the minor's name and furnish the minor's social security number.

(3) You must show your individual name, but you may also enter your business or "DBA" name.

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             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2

(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.

NOTE: If no name is circled with there is more than one name, the number will be considered to be that of the first name listed.

OBTAINING A TAXPAYER IDENTIFICATION NUMBER

If you don't have a taxpayer identification number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL interest and dividend payments include the following:

- An organization exempt from tax under section 501(a), or an individual retirement plan.

-    The United States or any agency or instrumentality thereof.

- A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

- A foreign government or any of its political subdivisions, agencies or instrumentalities.

-    An international organization or any agency, or instrumentality thereof.

-    A corporation.

-    A foreign central bank of issue.

- A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

-    A real estate investment trust.

- An entity registered at all times during the tax year under the Investment Company Act of 1940.

-    A common trust fund operated by a bank under section 584(a).

-    A financial institution.

-    A middleman known in the investment community as a nominee or custodian.

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             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 3

-    An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).

         Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

-    Payments to nonresident aliens subject to withholding under section 1441.

- Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident alien partner.

-    Payments of patronage dividends not paid in money.

-    Payments made by certain foreign organizations.

         Payments of interest not generally subject to backup withholding include the following:

- Payments of interest on obligations issued by individuals. However, if you pay $600 or more of interest in the course of your trade or business to a payee, you must report the payment. Backup withholding applies to the reportable payment if the payee has not provided a correct taxpayer identification number.

- Payments of tax-exempt interest (including exempt-interest dividends under section 852).

-    Payments described in section 6049(b)(5) to nonresident aliens.

-    Payments on tax-free covenant bonds under section 1451.

-    Payments made by certain foreign organizations.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. PROVIDE THIS FORM TO THE REQUESTER/PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

         Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the Internal Revenue Code sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N, and their regulations.

PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividends, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to a file tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

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             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 4

PENALTIES

(1) FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your correct taxpayer identification number to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE